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                                                                    EXHIBIT 12.2
                                OLYMPIC FINANCIAL LTD.
                  COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            AND PREFERRED STOCK DIVIDENDS
                                (DOLLARS IN THOUSANDS)


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                                                                   THREE MONTHS ENDED MARCH 31,    YEAR ENDED DECEMBER 31,
                                                                   ----------------------------  ---------------------------
                                                                       1996           1995           1995           1994
                                                                   ------------   ------------   ------------   ------------
COMPUTATION OF INCOME:
Income (loss) before income taxes and extraordinary item . . . .    $   18,464     $    5,769     $   48,835     $    6,030
Capitalized interest . . . . . . . . . . . . . . . . . . . . . .          ----           ----           ----           ----
                                                                   ------------   ------------   ------------   ------------
Income before income taxes and capitalized interest. . . . . . .        18,464          5,769         48,835          6,030
Fixed charges. . . . . . . . . . . . . . . . . . . . . . . . . .         6,528          2,915         21,477          5,670
                                                                   ------------   ------------   ------------   ------------
Total income (loss) for computation. . . . . . . . . . . . . . .    $   24,992     $    8,684     $   70,312     $   11,700
                                                                   ------------   ------------   ------------   ------------
                                                                   ------------   ------------   ------------   ------------

COMPUTATION OF FIXED CHARGES:
Portion of rentals deemed representative of interest (a) . . . .    $      271     $      123     $      614     $      284
INTEREST:
Interest on long-term debt . . . . . . . . . . . . . . . . . . .         4,738          1,677         15,529          5,254
Interest other than funding of purchase of auto loans. . . . . .           522            150            945            112
Amortization of debt placement . . . . . . . . . . . . . . . . .           256             24            701             20
Capitalized interest . . . . . . . . . . . . . . . . . . . . . .          ----           ----           ----           ----
                                                                   ------------   ------------   ------------   ------------
Total fixed charges. . . . . . . . . . . . . . . . . . . . . . .    $    5,787     $    1,974     $   17,789     $    5,670
Preferred stock dividends in a pre-tax basis . . . . . . . . . .           741            941          3,688          3,286
                                                                   ------------   ------------   ------------   ------------
Total combined fixed charges and preferred stock dividends . . .    $    6,528     $    2,915     $   21,477     $    8,956
                                                                   ------------   ------------   ------------   ------------
                                                                   ------------   ------------   ------------   ------------
Ratio of earnings to combined fixed charges and preferred
  stock dividends. . . . . . . . . . . . . . . . . . . . . . . .         3.83x          2.98x          3.27x          1.31x
Deficiency in earnings to combined fixed charges and
  preferred stock dividends. . . . . . . . . . . . . . . . . . .          ----           ----           ----           ----

ADDITIONAL INFORMATION:
Net rental expense . . . . . . . . . . . . . . . . . . . . . . .    $      813     $      370     $    1,842     $      861
                                                                   ------------   ------------   ------------   ------------
                                                                   ------------   ------------   ------------   ------------
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                                                                                                                PERIOD FROM
                                                                                                               MARCH 8, 1990
                                                                                                 SIX MONTHS      (DATE OF
                                                                     YEAR ENDED DECEMBER 31,        ENDED      INCORPORATION)
                                                                   --------------------------    DECEMBER 31,    TO JUNE 30,
                                                                        1993          1992           1991           1991
                                                                   ------------   ------------   ------------   ------------
COMPUTATION OF INCOME:
Income (loss) before income taxes and extraordinary item . . . .    $    1,395       ($1,342)       ($1,158)       ($1,525)
Capitalized interest . . . . . . . . . . . . . . . . . . . . . .          ----           ----           ----           ----
                                                                   ------------   ------------   ------------   ------------
Income before income taxes and capitalized interest. . . . . . .         1,395        (1,342)        (1,158)        (1,525)
Fixed charges. . . . . . . . . . . . . . . . . . . . . . . . . .         1,946            896             96            191
                                                                   ------------   ------------   ------------   ------------
Total income (loss) for computation. . . . . . . . . . . . . . .    $    3,341         ($446)       ($1,062)       ($1,334)
                                                                   ------------   ------------   ------------   ------------
                                                                   ------------   ------------   ------------   ------------

COMPUTATION OF FIXED CHARGES:
Portion of rentals deemed representative of interest (a) . . . .    $      129     $       68     $       24     $       30
INTEREST:
Interest on long-term debt . . . . . . . . . . . . . . . . . . .         1,734            740           ----           ----
Interest other than funding of purchase of auto loans. . . . . .            63             70             70             58
Amortization of debt placement . . . . . . . . . . . . . . . . .            20             18              2            103
Capitalized interest . . . . . . . . . . . . . . . . . . . . . .          ----           ----           ----           ----
                                                                   ------------   ------------   ------------   ------------
Total fixed charges. . . . . . . . . . . . . . . . . . . . . . .    $    1,946     $      896     $       96     $      191
Preferred stock dividends in a pre-tax basis . . . . . . . . . .           192           ----           ----           ----
                                                                   ------------   ------------   ------------   ------------
Total combined fixed charges and preferred stock dividends . . .    $    2,138     $      896     $       96     $      191
                                                                   ------------   ------------   ------------   ------------
                                                                   ------------   ------------   ------------   ------------
Ratio of earnings to combined fixed charges and preferred
  stock dividends. . . . . . . . . . . . . . . . . . . . . . . .         1.56x           ----           ----           ----
Deficiency in earnings to combined fixed charges and
  preferred stock dividends. . . . . . . . . . . . . . . . . . .          ----       ($1,342)       ($1,158)       ($1,525)

ADDITIONAL INFORMATION:
Net rental expense . . . . . . . . . . . . . . . . . . . . . . .    $      391     $      207     $       73     $       91
                                                                   ------------   ------------   ------------   ------------
                                                                   ------------   ------------   ------------   ------------

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(a) Portion of rental deemed representative of interest equals one third of rental expense.